UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2018

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2018, Amedica Corporation, a Delaware corporation (the “Company”), entered into a Warrant Amendment Agreement (the “Amendment Agreement”) with certain holders of previously issued Series E Common Stock Purchase Warrants (collectively, “Investor”).

In connection with that certain Series E Common Stock Purchase Warrant between the Company and Investor dated July 8, 2016, (the “Warrant Agreement”) the Company issued to Investor warrants to purchase up to 832,000 shares of common stock (the “Warrant Shares”) at an exercise price of $12.00 per share, (the “Investor Warrants”). Under the terms of the Amendment Agreement, in consideration of Investor exercising 600,000 of the Investor Warrants (the “Warrant Exercise”), the exercise price per share of the Investor Warrants was reduced to $2.125 per share. In addition, and as further consideration, the Company issued to Investor warrants to purchase up to the number of shares of common stock equal to 100% of the number of Warrant Shares issued pursuant to the Warrant Exercise at an exercise price per share equal to $2.00 per share, the closing bid price for the Company’s Common Stock on March 5, 2018 (the “New Warrants”). The Investor may exercise the remaining 232,000 Investor Warrants in their discretion.

The Amendment Agreement incorporated portions of the Warrant Agreement, which contained customary representations, warranties and covenants by each of the Company and Investor.

The New Warrants are exercisable for up to five years from the Effective Date. The exercise price and number of shares issuable upon exercise of the New Warrants are subject to adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances. The New Warrants are required to be exercised for cash, provided that if during the term of the New Warrants there is not an effective registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the New Warrants, then the New Warrants may be exercised on a cashless (net exercise) basis.

In connection with the Amendment Agreement, the Company will pay a placement agent fee of six (6.0%) percent of the gross proceeds received by the Company as part of the exercise of the Investor Warrants to Maxim Partners, LLC (“Maxim”). The Company also granted to Maxim securities purchase warrants covering a number of shares of the Company’s common stock equal to one-and-one-half percent (1.5%) of the total number of shares of the Company’s common stock underlying the Investor Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Company has issued the New Warrants and will issue the shares issuable upon exercise of the New Warrants, in each case in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: March 6, 2018	/s/ B. Sonny Bal
B. Sonny Bal Chief Executive Officer